Exhibit 4.2
AMENDED AND RESTATED SUPPLEMENTAL INDENTURE
AMENDED AND RESTATED SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 30, 2009, among PAG SAN JOSE S1, INC., AUTOMOTIVE MEDIA HOLDINGS, LLC, PAG ACQUISITION 20, LLC, PAG ACQUISITION 21, LLC, PAG ACQUISITION 22, LLC, PAG ACQUISITION 23, LLC, PAG ACQUISITION 24, LLC, PAG ACQUISITION 25, LLC and PAG ACQUISITION 26, LLC (each a “Guaranteeing Subsidiary”), subsidiaries of Penske Automotive Group, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Bank of New York Trust Company, N.A., successor to J.P. Morgan Trust Company, National Association, as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 7, 2006 providing for the issuance of 7.750% Senior Subordinated Notes due 2016 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide a Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 13 thereof, including the subordination provisions thereof.
4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary(ies), as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary(ies) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes or any Guarantee by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and this Guarantee.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated as of July 30, 2009

SIGNATURES

PENSKE AUTOMOTIVE GROUP, INC.

By:	/s/ Robert O’Shaughnessy

Name:	Robert O’Shaughnessy
Title:	Executive Vice President — Finance and CFO

GUARANTORS:

UAG MINNEAPOLIS B1, LLC
JS IMPORTS, LLC
PALM AUTO PLAZA, LLC
WEST PALM NISSAN, LLC
UAG BOSTON FMM, LLC
UAG BOSTON FMB, LLC
UAG BOSTON FML, LLC
UAG BOSTON FMR, LLC
UAG BOSTON BENTLEY, LLC
WEST PALM S1, LLC

By:	/s/ Robert O’Shaughnessy

Name:	Robert O’Shaughnessy
Title:	Assistant Treasurer

SCOTTSDALE 101 MANAGEMENT, LLC
SCOTTSDALE PAINT & BODY, LLC
UAG ACQUISITION 1, LLC
UAG ACQUISITION 2, LLC
UAG ACQUISITION 3, LLC
UAG ACQUISITION 4, LLC
UAG ACQUISITION 5, LLC
TAMBURRO ENTERPRISES, INC.
CLASSIC SPECIAL ADVERSTISING, INC.
CLASSIC SPECIAL, LLC
CLASSIC SPECIAL AUTOMOTIVE GP, LLC

By:	/s/ Robert O’Shaughnessy

Name:	Robert O’Shaughnessy
Title:	Assistant Treasurer

CLASSIC OLDSMOBILE-PONTIAC-GMC, LTD.
CLASSIC SPECIAL HYUNDAI, LTD.
HILL COUNTRY IMPORTS, LTD.

By:	CLASSIC SPECIAL, LLC
Its:	General Partner

By:	/s/ Robert O’Shaughnessy

Name:	Robert O’Shaughnessy
Title:	Assistant Treasurer

CLASSIC SPECIAL AUTOMOTIVE, LTD.

By:	CLASSIC SPECIAL AUTOMOTIVE GP, LLC
Its:	General Partner

By:	/s/ Robert O’Shaughnessy

Name:	Robert O’Shaughnessy
Title:	Assistant Treasurer

ADDITIONAL GUARANTORS

PAG LONG ISLAND M1, LLC
PAG LONG ISLAND A1, LLC
PAG LONG ISLAND B1, LLC
PAG LONG ISLAND L1, LLC
TURNERSVILLE AUTO OUTLET, LLC

SMART USA DISTRIBUTOR LLC
PAG NORTH SCOTTSDALE BE, LLC
PENSKE DIRECT, LLC
CYCLE HOLDINGS, LLC
PAG TURNERSVILLE AU, LLC
PAG ACQUISITION 15, LLC
PAG MICHIGAN S1, LLC
PAG AUSTIN S1, LLC
PAG CLOVIS T1, INC.
PAG ORLANDO LIMITED, INC.
PAG ORLANDO GENERAL, INC.

By:	/s/ Robert O’Shaughnessy

	Name:	Robert O’Shaughnessy
	Title:	Assistant Treasurer

PAG ORLANDO PARTNERSHIP, LTD.

	By:	PAG ORLANDO GENERAL, INC.
	Its:	General Partner

		By:	/s/ Robert O’Shaughnessy

			Name:	Robert O’Shaughnessy
			Title:	Assistant Treasurer

HBL, LLC

	By:	Penske Automotive Group, Inc.
	Its:	Sole Member

		By:	/s/ Robert O’Shaughnessy

			Name:	Robert O’Shaughnessy
			Title:	Executive Vice President-Finance

PETER PAN MOTORS, INC.

By:	/s/ Robert O’Shaughnessy

	Name:	Robert O’Shaughnessy
	Title:	Assistant Treasurer

UAG MENTOR ACQUISITION, LLC

By:	Penske Automotive Group, Inc.
Its:	Sole Member

By:	/s/ Robert O’Shaughnessy

Name:	Robert O’Shaughnessy
Title:	Executive Vice President-Finance

PAG SAN JOSE S1, INC.

By:	/s/ Robert O’Shaughnessy

Name:	Robert O’Shaughnessy
Title:	Assistant Treasurer

AUTOMOTIVE MEDIA HOLDINGS, LLC
PAG ACQUISITION 20, LLC
PAG ACQUISITION 21, LLC
PAG ACQUISITION 22, LLC
PAG ACQUISITION 23, LLC
PAG ACQUISITION 24, LLC
PAG ACQUISITION 25, LLC
PAG ACQUISITION 26, LLC

By: PENSKE AUTOMOTIVE GROUP, INC.
Its: Sole Member

By:	/s/ Robert O’Shaughnessy

Name:	Robert O’Shaughnessy
Title:	Executive Vice President — Finance and CFO

THE BANK OF NEW YORK TRUST COMPANY, AS TRUSTEE

By:	/s/ Judy Bartolini

	Name:	Judy Bartolini
	Title:	Vice President